UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2010

KIMCO REALTY CORPORATION

 (Exact Name of registrant as specified in charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3333 New Hyde Park Road New Hyde Park, New York	11042-0020
(Address of principal executive offices)	(Zip Code)

(516) 869-9000

 Registrant’s telephone number, including area code

Not applicable

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On August 23, 2010, Kimco Realty Corporation (“Kimco”) entered into an underwriting agreement (the “Underwriting Agreement”) with Bank of America Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC, Morgan Keegan & Company, Inc., Piper Jaffray & Co., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated (the “Underwriters”), pursuant to which Kimco agreed to sell to the Underwriters 7,000,000 Depositary Shares (the “Depositary Shares”), each representing 1/100 of a Share of 6.90% Class H Cumulative Redeemable Preferred Stock, $1.00 par value per share. The Depositary Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to Kimco’s shelf registration statement on Form S-3 (File No. 333-158762). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated August 23, 2010, by and among Kimco Realty Corporation and Bank of America Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC, Morgan Keegan & Company, Inc., Piper Jaffray & Co., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Venable LLP dated August 24, 2010, as to the legality of the Depositary Shares, par value $1.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

By:

/s/ Glenn G. Cohen

Name:

Glenn G. Cohen

Title:

Executive Vice President,

Chief Financial Officer,

and Treasurer

Date: August 24, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated August 23, 2010, by and among Kimco Realty Corporation and Bank of America Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC, Morgan Keegan & Company, Inc., Piper Jaffray & Co., RBC Capital Markets Corporation and Stifel, Nicolaus & Company, Incorporated.

5.1	Opinion of Venable LLP dated August 24, 2010, as to the legality of the Depositary Shares, par value $1.00 per share.